Calculation of Filing Fee Tables
S-3
FLUOR CORP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt	457(r)				0.0001531
Fees to be Paid	2	Equity	Common stock, $0.01 par value per share	457(r)				0.0001531
Fees to be Paid	3	Equity	Preferred stock, $0.01 par value per share	457(r)				0.0001531
Fees to be Paid	4	Other	Depositary Shares	457(r)				0.0001531
Fees to be Paid	5	Other	Warrants	457(r)				0.0001531
Fees to be Paid	6	Other	Purchase Contracts	457(r)				0.0001531
Fees to be Paid	7	Other	Units	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the "Securities Act") and is excluding this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. Any additional registration fees will be paid subsequently on a pay-as-you-go basis. (2) The registrant is registering hereby an indeterminate initial offering price and number or amount of securities of each identified class of securities as may from time to time be sold at indeterminate prices.

[2]	(1) See Offering Note 1.

[3]	(1) See Offering Note 1.

[4]	(1) See Offering Note 1.

[5]	(1) See Offering Note 1.

[6]	(1) See Offering Note 1.

[7]	(1) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. (2) See Offering Note 1.